As filed with the Securities and Exchange Commission on April 1, 1997

                                                     Registration No. 000-22-167
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             Euronet Services Inc.

             (Exact name of registrant as specified in its charter)

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
                         Delaware                                         74-2806888
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)
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                                Zsigmond Ter 10
                                H-1023 Budapest
                                    Hungary
                                011-361-335-1224

          (Address of Principal Executive Offices, Including Zip Code)

                 EURONET LONG-TERM INCENTIVE STOCK OPTION PLAN

                           (Full Title of the Plans)

                             CT Corporation System
                                 1633 Broadway
                            New York, New York 10019

                    (Name and Address of Agent for Service)

                                 (212)664-7666

         (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              Carter Strong, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                         1050 Connecticut Avenue, N.W.
                           Washington, DC 20036-5339

                                ---------------

                        CALCULATION OF REGISTRATION FEE

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===================================================================================================================================
                                                              Proposed               Proposed
                                          Amount              Maximum                Maximum
           Title of Securities            to be               Offering Price         Aggregate               Amount of Registration
            to be Registered              Registered          Per Share              Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.02 par value              2,413,586           $(1)                   $20,787,874(1)          $6,299
===================================================================================================================================
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(1)  Estimated  in  accordance  with  Rule  457(h)  solely  for the  purpose  of calculating  the  registration  fee. Of the  2,413,586  shares being  registered hereby, (i) 396,396 shares are subject to options with an exercise price of $.71 per share  ($281,442  in the  aggregate),  (ii)  110,110  shares are  subject to options with an exercise  price of $.95 per share  ($104,605 in the  aggregate),
(iii) 413,700  shares are subject to options with an exercise price of $1.43 per share  ($591,591 in the  aggregate),  (iv) 70,000  shares are subject to options with an exercise  price of $2.14 per share  ($149,800 in the aggregate) and (iv)
the remaining  1,423,380  shares which are being registered based on the average of the high and low prices of the  Common  Stock  quoted on the Nasdaq  National
Market on March 26, 1997 of $13.8125 ($19,660,436 in the aggregate).



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information*

Item 2.           Registrant Information and Employee Plan Annual Information*

* Information about the Registrant required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Registrant's Registration Statement on Form S-1 and all amendments thereto (File No. 333-18121).

         2.       Registrant's Form 8-A Registration Statement filed pursuant to
                  Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation

                                      -1-


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may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Articles Eighth and Ninth of the Registrant's Certificate of Incorporation provide for the elimination of personal liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

         Article VII of the Registrant's By-Laws, as amended, provides that the Registrant shall indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index on page 6.

Item 9.  Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

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

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided,  however,  that the  undertakings  set forth in paragraphs  (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Budapest, Country of Hungary, on the 1st day of April, 1997.

                                                     Euronet Services Inc.


                                                     By: /s/ Daniel R. Henry
                                                         -----------------------
                                                         Daniel R. Henry
                                                         Chief Operating Officer


                                      -4-

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                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daniel R. Henry and/or Michael J. Brown true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

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                  Signatures                                  Title                                  Date
                  ----------                                  -----                                  ----
/s/ Michael J. Brown                        Chairman of the Board,                               April 1, 1997
------------------------------------        Chief Executive Officer and President
         Michael J. Brown

/s/ Daniel R. Henry                         Director and Chief Operating Officer                 April 1, 1997
------------------------------------
         Daniel R. Henry

/s/ Stephen J. Buckley                      Director                                             April 1, 1997
------------------------------------
         Stephen J. Buckley

/s/ Eriberto R. Scocimara                   Director                                             April 1, 1997
------------------------------------
         Eriberto R. Scocimara

/s/ Andrzej Olechowski                      Director                                             April 1, 1997
------------------------------------
         Andrzej Olechowski

/s/ Thomas A. McDonnell                     Director                                             April 1, 1997
------------------------------------
         Thomas A. McDonnell

/s/ Nicholas B. Callinan                    Director                                             April 1, 1997
---------------------------
         Nicholas B. Callinan

/s/ Bruce Colwill                           Chief Financial Officer and Chief                    April 1, 1997
------------------------------------        Accounting Officer
         Bruce Colwill
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                                      -5-

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                                 EXHIBIT INDEX

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Exhibit                                                                                                            Page
-------                                                                                                            ----
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4.   Instruments defining the rights of securityholders:

         (a)      Euronet Long-Term Incentive Stock Option Plan and form of Stock Option Agreement....................7

5.   Opinion of Arent Fox Kintner Plotkin & Kahn re: validity of securities registered...............................12

23.  Consents of experts and counsel:

         (a)      Consent of KPMG Polska Sp. z o. o. (certified public accountants)..................................13

         (b)      Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in exhibit 5.......................12

24.  Power of Attorney: included on signature page.
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